Financial Statements

            Texapol Corporation Employees' 401(K) Savings Plan

                          December 31, 1993 and 1992












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TEXAPOL CORPORATION
EMPLOYEES' 401(K) SAVINGS PLAN


STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
(UNAUDITED)

                                           December 31        December 31
                                              1993               1992
ASSETS:
 Cookson American Master Funds               $     -           $220,616
 Hanna Stock Fund                              2,475                  -
 Wells Fargo Collective Investment Funds     297,600                  -
                                           ----------         ----------
                    TOTAL INVESTMENTS        300,075            220,616

Receivables:
 Contribution receivable                           -                231
                                           ----------         ----------
    NET ASSETS AVAILABLE FOR PLAN BENEFITS  $300,075           $220,847
                                           ==========         ==========





See notes to financial statements.






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TEXAPOL CORPORATION
EMPLOYEES' 401(K) SAVINGS PLAN

STATEMENT OF CHANGES IN NET ASSETS
AVAILABLE FOR PLAN BENEFITS
(UNAUDITED)

                                     Cookson     Cookson     Cookson     Cookson    Wells Fargo Wellsfunds   Wellsfunds
                                      Stock     Balanced      Bond        Money       Sweep       Asset         Money
                                      Fund        Fund        Fund       Market      Account    Allocation     Market
                                    ---------   ---------   ---------   ---------   ---------   ----------   -----------
NET ASSETS AVAILABLE FOR PLAN
BENEFITS AS OF DECEMBER 31, 1992    $119,401     $35,565     $31,567     $34,314          $0           $0            $0

Investment Income:
   Interest                                                                              166
   Mutual fund income                  5,118       2,200       2,485         615                    1,472           160
   Gain on sale of investments
   Unrealized appreciation of
      investments                                                                                  (1,733)
                                    ---------   ---------   ---------   ---------   ---------   ----------   -----------
                                       5,118       2,200       2,485         615         166         (261)          160

Contributions:
   Employees                          32,726       8,311       6,162       7,684                    8,466         1,494
   Employer match                      7,736       1,831       1,441       1,821                      922           179
                                    ---------   ---------   ---------   ---------   ---------   ----------   -----------
                                      40,462      10,142       7,603       9,505           0        9,388         1,673
Distributions to employees
   partially and wholly with-
   drawn from the plan                (9,048)     (2,044)     (2,108)    (11,788)

Net transfers (from) to other
   funds                            (155,933)    (45,863)    (39,547)    (32,646)       (166)     106,043        13,695

                                    ---------   ---------   ---------   ---------   ---------   ----------   -----------
       NET ADDITIONS                (119,401)    (35,565)    (31,567)    (34,314)          0      115,170        15,528

                                    ---------   ---------   ---------   ---------   ---------   ----------   -----------
NET ASSETS AVAILABLE FOR PLAN
BENEFITS AS OF DECEMBER 31, 1993          $0          $0          $0          $0          $0     $115,170       $15,528
                                    =========   =========   =========   =========   =========   ==========   ===========




                                     Wellsfunds    Wellsfunds      Hanna
                                         S&P        Treasury       Stock
                                         500       Allocation      Fund         Total
                                     -----------   -----------   ---------   ------------
NET ASSETS AVAILABLE FOR PLAN
BENEFITS AS OF DECEMBER 31, 1992             $0            $0          $0       $220,847

Investment Income:
   Interest                                                                          166
   Mutual fund income                     1,069           582                     13,701
   Gain on sale of investments              (17)       (1,166)                    (1,183)
   Unrealized appreciation of
      investments                        (1,319)         (673)         (3)        (3,728)
                                     -----------   -----------   ---------   ------------
                                           (267)       (1,257)         (3)         8,956

Contributions:
   Employees                             11,689           949                     77,481
   Employer match                         1,259           116       2,474         17,779
                                     -----------   -----------   ---------   ------------
                                         12,948         1,065       2,474         95,260
Distributions to employees
   partially and wholly with-
   drawn from the plan                                                           (24,988)

Net transfers (from) to other
   funds                                144,714         9,699           4              0

                                     -----------   -----------   ---------   ------------
       NET ADDITIONS                    157,395         9,507       2,475         79,228

                                     -----------   -----------   ---------   ------------
NET ASSETS AVAILABLE FOR PLAN
BENEFITS AS OF DECEMBER 31, 1993       $157,395        $9,507      $2,475       $300,075
                                     ===========   ===========   =========   ============

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